Exhibit 99.1

Datasea Announces Pricing of $2.25 Million Registered Direct Offering

BEIJING, July 2, 2024 /PRNewswire/ – Datasea Inc., (NASDAQ: DTSS) (“Datasea” or the “Company”), a Nevada corporation engaged in innovative businesses in high-tech intelligent acoustics and 5G-Artificial Intelligence (“AI”) multimodal communication technology in the United States and China, today announced that it entered into a share purchase agreement with a certain institutional investor to purchase 692,308 shares of its common stock (or common stock equivalents in lieu thereof) at an offering price of $3.25 per share of common stock (or common stock equivalents in lieu thereof) in a registered direct offering. The offering is expected to close on or about July 3, 2024, subject to satisfaction of customary closing conditions.

Datasea intends to use the net proceeds from the offering for research and development, market development and for general corporate purposes.

EF Hutton LLC is acting as the exclusive placement agent for the offering.

The securities described above are being offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-272889), which was declared effective by the Securities and Exchange Commission (“SEC”) on July 21, 2023, and the accompanying prospectus contained therein. A final prospectus supplement containing additional information relating to the offering will be filed with the SEC. Copies of the prospectus supplement and the accompanying prospectus relating to this offering may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting EF Hutton LLC Attention: Syndicate Department, 590 Madison Avenue, 39th Floor, New York, NY 10022, by email at syndicate@efhutton.com, or by telephone at (212) 404-7002.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities in the offering, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Datasea Inc.

Datasea Inc. is a leading provider of products, services, and solutions for enterprise and retail customers in innovative industries, Intelligent Acoustics and 5G multimodal communication, especially focusing on ultrasonic, infrasound and directional sound technology. The Company’s advanced R&D technology serves as the core infrastructure and backbone for its products. Its 5G multimodal communication segment operates on a cloud platform based on AI. Datasea leverages cutting-edge technologies in intelligent acoustics, utilizing ultrasonic sterilization to combat viruses and prevent human infections, and is also developing innovations in directional sound and medical ultrasonic cosmetology. In July 2023, Datasea established a wholly-owned subsidiary, Datasea Acoustics LLC, in Delaware, in a strategic move to mark its global presence. This underlies Datasea’s commitment to Intelligent Acoustics and its intent to offer leading edge acoustic solutions to the US market. For additional information, please visit: www.dataseainc.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and as defined in the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, without limitation, the timing for closing of the offering, the satisfaction of customary closing conditions related to the registered direct offering, and the expected use of proceeds from the offering. These forward-looking statements can be identified by terminology such as “will”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes”, “estimates”, “target”, “going forward”, “outlook,” “objective” and similar terms. Such statements are based upon management’s current expectations and current market and operating conditions, and relate to events that involve known or unknown risks, uncertainties and other factors, all of which are difficult to predict and which are beyond Datasea’s control, which may cause Datasea’s actual results, performance or achievements (including the RMB/USD value of its anticipated benefit to Datasea as described herein) to differ materially and in an adverse manner from anticipated results contained or implied in the forward-looking statements. Further information regarding these and other risks, uncertainties or factors is included in Datasea’s filings with the SEC, which are available at www.sec.gov. Datasea does not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

Investor and Media Contact:

Datasea Inc. Investor relations
Email: investorrelations@shuhaixinxi.com

           sunhezhi@shuhaixinxi.com

Precept Investor Relations LLC

David Rudnick
+1 646-694-8538
david.rudnick@preceptir.com